Execution version

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

QUELL INTELLECTUAL PROPERTY CORP., LLC

DATED AS OF JANUARY 12, 2018

TABLE OF CONTENTS

Page

1.Name.    1
2.Principal Business Office; Registered Agent.    2
3.Purpose.    2
4.Members.    3
5.Powers of the Company and the Members.    3
6.Management.    7
7.Capital Contributions.    8
8.Tax Status.    9
9.Distributions.    9
10.Transfers of Interests.    9
11.Withdrawal and Resignation.    10
12.Admission of Additional Members.    11
13.Limited Liability.    11
14.Books and Records.    11
15.Tax Returns.    11
16.Indemnification.    11
17.Amendment; Waivers.    13
18.Dissolution.    14
19.Waiver of Partition; Nature of Interest.    14
20.Certain Defined Terms.    15
21.Interpretation.    17
22.Governing Law.    18
23.Jurisdiction.    18
24.Notices.    19
25.Entire Agreement.    19
26.Benefits.    19
27.Severability.    20
28.Counterparts.    20

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
QUELL INTELLECTUAL PROPERTY CORP., LLC
THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of QUELL INTELLECTUAL PROPERTY CORP., LLC (the “Company”) is entered into as of January 12, 2018, by and between NeuroMetrix, Inc., a Delaware corporation (“NeuroMetrix”) and Novartis Consumer Health S.A., a société anonyme organized under the laws of Switzerland (“GSK”), as the members of the Company (the “Members”).
WITNESSETH
WHEREAS, NeuroMetrix formed the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Delaware Act”), by causing the filing of a Certificate of Formation with the Secretary of the State of the State of Delaware on December 21, 2017 (the “Certificate”);
WHEREAS, NeuroMetrix has contributed the Contributed Assets (as defined in Schedule B) to the Company pursuant to that certain Contribution Agreement dated December 21, 2017 (the “Contribution Agreement”);
WHEREAS, NeuroMetrix entered into a Limited Liability Company Agreement of the Company dated December 21, 2017 (the “Original Agreement”);
WHEREAS, GSK has acquired from NeuroMetrix 50% of the membership interests in the Company pursuant to that certain Asset Purchase Agreement between NeuroMetrix and GSK, dated January 12, 2018 (the “Purchase Agreement”);
WHEREAS, the Members desire to amend and restate the Original Agreement in its entirety and enter into this Agreement to set forth the parties’ understandings and agreements with respect to the operation and governance of the Company and to set out more fully the rights, obligations and duties of the Members, and therefore replace the Original Agreement, all as set forth herein;
NOW, THEREFORE, in consideration of the premises and covenants and provisions herein contained, GSK and NeuroMetrix hereby agree as follows:
1.Name.
The name of the limited liability company is Quell Intellectual Property Corp., LLC. The business of the Company may be conducted under that name or, upon compliance with applicable Law, any other name that the Members deem appropriate or advisable, other than any name or trade name belonging to either Member, and in any case as approved by Consent of the Members.
2.    Principal Business Office; Registered Agent.
The principal business office of the Company shall be located at 1000 Winter Street, Waltham, MA 02451, or such other location as may hereafter be determined by Consent of the Members. The location of the Company’s principal place of business may be changed at any time and from time to time by Consent of the Members. The name and address of the registered agent for service of process for the Company in the State of Delaware shall be the Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware, or such other agent as may be designated by Consent of the Members.
3.    Purpose.
3.1    The Company is formed for the sole object and purpose of, and the sole nature of the business to be conducted and promoted by the Company is:
(a)    to hold all Contributed Assets, as contributed to the Company by NeuroMetrix pursuant to the Contribution Agreement, and which Contributed Assets are defined and described in Schedule B, and to engage in any activities and transactions related thereto;
(b)    to own, hold, manage and defend, all of the Contributed Assets;
(c)    to license to NeuroMetrix certain of the Contributed Assets in the GSK Territory, pursuant to a license agreement entered into on or about the date hereof in respect of (the “Ex-US License Agreement”);
(d)    to license to NeuroMetrix certain of the Contributed Assets outside the GSK Territory, pursuant to a license agreement entered into on or about the date hereof (the “US License Agreement”);
(e)    to pay the organizational, start-up and routine transactional and maintenance expenses of the Company, including the creation, assumption or incurrence of obligations to pay service providers to the Company and other ordinary course expenses of maintaining its existence and carrying out its various purposes under this Agreement;
(f)    to accept capital contributions from time to time from the Members; and
(g)    subject to Section 5, to engage in any lawful act or activity which is incidental to and reasonably necessary or convenient for the accomplishment of the foregoing purposes (including the establishment of bank accounts, the undertaking of any and all commercially reasonable actions to defend the Contributed Assets against any infringement as contemplated by the Material Agreements or any breach of any of the Material Agreements by any party obligated thereunder, in each case in accordance with such Material Agreements, and any and all commercially reasonable actions in connection with any bankruptcy of any Member as reasonably requested by the other Member(s)).
3.2    The Company, by or through both Members acting collectively or, subject to the Consent of the Members, by any Manager on behalf of the Company, may enter into and perform the obligations set forth under the Material Agreements to which it is a party and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, and establish one or more bank accounts. For purposes of this Agreement, “Material Agreements” shall mean:
(a)    the Purchase Agreement;
(b)    the Contribution Agreement;
(c)    the Ex-US License Agreement;
(d)    the US License Agreement; and
(e)    that certain Development and Services Agreement entered into on or about the date hereof between NeuroMetrix and GSK (the “Development Agreement”).
3.3    Notwithstanding any provision hereof or any other document governing the formation, management or operation of the Company to the contrary, the Company shall be a “special purpose entity” and shall not perform any act or permit any act to be performed that would be inconsistent with its status as a special purpose entity.
4.    Members.
4.1    The name and the mailing address of each Member are as set forth on Schedule A. The Members shall hold membership interests in the Company in the percentages set forth on Schedule A (“Interests”), as such schedule may be amended from time to time by Consent of the Members.
4.2    The Members shall have the power to exercise any and all rights and powers granted to the Members pursuant to the express terms of this Agreement.
5.    Powers of the Company and the Members.
5.1    Subject to this Section 5, the Company (a) shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to, or for the furtherance of, the purposes set forth in Section 3, (b) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Delaware Act and (c) shall be represented in the taking of such actions by the Managers, in accordance with Section 6, or otherwise as determined by Consent of the Members.
5.2    Unless otherwise expressly provided in this Agreement or as otherwise expressly authorized or delegated by Consent of the Members, and notwithstanding any provision of Law that otherwise so empowers the Company, the Members, any Manager or any other Person, none of the Company or any Member, nor any Manager or any other Person, shall be authorized or empowered, nor shall they permit the Company to take any action or perform any act without the prior Consent of the Members. For purposes of this Agreement, “Consent of the Members” shall mean the unanimous written approval of all Members.
5.3    The Members and the Managers shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if all the Members shall determine that the preservation thereof is no longer desirable for the conduct of the Company’s business and that the loss thereof is not disadvantageous in any material respect to the Company and is not otherwise inconsistent with the terms, obligations and limitations contained herein. The Members and the Managers shall also cause the Company at all times to:
(a)    remain solvent and pay its debts and liabilities (including, as applicable, fairly allocated obligations in connection with personnel and overhead expenses) from its assets as they become due;
(b)    subject to Section 5.4(r), maintain an arm’s-length relationship in all dealings with the Members and their respective Affiliates, and only upon terms and conditions that are intrinsically fair and substantially similar to those that would be available at an arm’s-length basis with Third Parties;
(c)    hold itself out to the public and all other Persons, and identify itself, as a legal entity separate from each of the Members, their respective Affiliates or any other Person, and otherwise not identify itself as a division or part of another Person, including any Member and any of its respective Affiliates, and correct any known misunderstanding regarding its status as a separate entity;
(d)    maintain adequate financial statements, books, records, bank accounts and other business records (including stationery and invoices) separate and apart from those of any of the Members and their respective Affiliates;
(e)    allocate fairly and reasonably any shared expenses, including shared office space;
(f)    act and conduct its business solely in its own name, whether directly or through any agent, without confusing use of any trade names related to any of the Members and their respective Affiliates, or any other Third Party;
(g)    file its own tax returns (unless prohibited by applicable Law from doing so) and other public documents and filings, separate and apart from any such returns, documents or filings of any of the Members or any of their respective Affiliates or any other Person;
(h)    strictly comply with all organizational and corporate formalities necessary to maintain its separate existence, and conduct itself so as to avoid any other grounds for exposure as an alter ego of any of the Members or any of their respective Affiliates;
(i)    preserve its existence as an entity duly organized, validly existing and in good standing under Delaware Law;
(j)    maintain adequate capital in light of its contemplated business purpose, operations, transactions and liabilities and pay its own expenses from such capital, including the salaries of its own employees, if any;
(k)    act only pursuant to written consent or by resolutions taken at a duly convened meeting, in each case subject to the approval requirements set forth in this Agreement, and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities; and
(l)    cause the Managers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.
5.4    Notwithstanding any other provision of this Agreement and any provision of Law, the Company shall not (and the Members, any Manager or any other Person shall not cause the Company to), without the Consent of the Members:
(a)    enter into any Contract or any transaction or series of related transactions with any Person (including with any Member or Affiliate thereof);
(b)    institute or file any proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution or filing of bankruptcy or insolvency proceedings against the Company, or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state Law relating to bankruptcy, insolvency, relief from debts or the protection of debtors, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or take any action that is intended to cause the Company to become insolvent, or declare or effectuate a moratorium on the payment of any of the Company’s obligations, or take any action in furtherance of any of the foregoing;
(c)    admit in writing the Company’s inability to pay its debts generally as they become due;
(d)    dissolve or liquidate;
(e)    change its legal structure, or change its corporate type or otherwise convert its legal status or cease to be a limited liability company;
(f)    take any action that is inconsistent with the classification of the Company as a corporation for U.S. federal income tax purposes or revoke any election to that effect;
(g)    incur any indebtedness, or assume or guarantee any indebtedness of any other Person, whether secured or unsecured, direct or indirect, absolute or contingent;
(h)    grant or suffer to exist any lien, security interest or other encumbrances on any of its assets, for its own behalf or for the benefit of any Member, its respective Affiliates or any other Person;
(i)    guarantee or otherwise become liable for any indebtedness of any of the Members, their respective Affiliates or any other Person, hold itself out to be responsible for the indebtedness of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person, including any of the Members and any of their respective Affiliates;
(j)    issue any additional Interest in the Company;
(k)    acquire any securities or other obligations of any of the Members, any of their respective Affiliates or any other Person;
(l)    engage in any business other than as set forth in Section 3;
(m)    commingle or pool Company funds and assets with those of any of the Members, their respective Affiliates, or any other Person;
(n)    own any assets or property other than (i) the Contributed Assets, and (ii) incidental personal and intangible property related to the ownership of the Contributed Assets;
(o)    own any subsidiary or make an investment in any Person;
(p)    fail to do or cause to be done all things necessary to observe organizational formalities and preserve its existence, or amend, modify, or otherwise change the organizational documents of the Company;
(q)    permit any of the Members or any of their respective Affiliates independent access to its bank accounts;
(r)    except for the Contribution Agreement, Ex-US License Agreement and US License Agreement, engage in any transaction with any of the Members or any of their respective Affiliates;
(s)    initiate any litigation; or
(t)    take any action in furtherance of any of the foregoing, or agree to do any of the foregoing.
5.5    Failure of the Company, any Member, any Manager or any other Person acting on behalf of the Company, to comply with any of the foregoing provisions in this Section 5 or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members or the Managers.
6.    Management.
6.1    Managers.
(a)    Appointment. The Company may have one or more managers (each, a “Manager”), to act on behalf of the Company as such powers may be delegated or authorized only by Consent of the Members. The initial number of Managers shall be two (2), one of which shall be designated by NeuroMetrix and one of which shall be designated by GSK. Any additional Managers may be designated, in all cases by Consent of the Members.
(b)    Removal. Each Manager shall serve until removed and such Manager’s successor is duly designated and qualified or until such Manager’s earlier death, retirement or incapacity. Any Manager may be removed with or without cause by the Member with the right to designate such Manager. Any Manager so removed shall be replaced by a Manager designated by the Member with the right to designate the removed Manager.
(c)    Resignation. Any Manager may resign at any time by delivering his resignation to the Members in writing or by electronic transmission, such resignation to specify whether it will be effective at a particular time, upon receipt by the Members or at the pleasure of the Members. If no such specification is made, it shall be deemed effective at the pleasure of the Members. Any Manager so resigning shall be replaced by a Manager designated by the Member with the right to designate the resigning Manager.
(d)    Compensation; Expenses. The Managers shall not be entitled to any compensation; provided that the Managers may be paid their reasonable, documented out-of-pocket expenses, if any, incurred in connection with performing their duties.
(e)    Managers as Agents. The Managers shall have only those powers and shall perform only those actions as may be authorized or delegated by Consent of the Members, and in such event the Managers shall be agents of the Company for the purpose of the Company’s business, and the actions of the Managers taken in accordance with such powers shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Delaware Act, except as provided in this Agreement, a Manager may not bind the Company.
6.2    Meetings of the Members.
(a)    Time and Place. The Members may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Members may be held without notice at such time and at such place as shall from time to time be determined by Consent of the Members. Special meetings of the Members may be called by any Member on not less than seventy-two hours’ notice to each other Member by telephone, facsimile, mail, electronic transmission or any other means of communication.
(b)    Quorum; Actions of the Members. At all meetings of the Members, the presence of all Members shall constitute a quorum for the transaction of business and any such actions may only be approved by Consent of the Members, except where otherwise expressly provided in this Agreement. If a quorum shall not be present at any meeting, the Members present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if all of the Members consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Members.
(c)    Electronic Communications. Members may participate in meetings by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.
6.3    Subject to the Consent of the Members, (a) the Company may appoint, employ, or otherwise contract with such other Persons for the transaction of the business of the Company or the performance of services for, or on behalf of, the Company as the Members shall determine, subject to the terms and limitations contained herein and (b) the Members may delegate to any such other Person, such authority to act on behalf of the Company as the Members may from time to time deem appropriate. The agents of the Company shall not be entitled to salaries or other compensation, unless otherwise approved with the Consent of the Members.
7.    Capital Contributions.
7.1    The Members shall be required to make additional capital contributions, from time to time, sufficient to cover the expenses related to the maintenance of the Company and its assets, pro rata in accordance with their Interests and in such amounts as shall be determined by the Members (each, a “Working Capital Contribution” and, together with any other capital contribution to the Company, the “Capital Contributions”). In the event that any Member (a “Contributing Member”), in its reasonable judgment, determines that a Working Capital Contribution would be necessary to cover the expenses described in this Section 7.1, the Contributing Member shall give notice of such determination to the other Member(s) (a “Contribution Notice”), specifying the aggregate amount of the proposed Working Capital Contribution and the pro rata portion to be so contributed by such other Member(s) (each, a “Notified Member”), and such Notified Member(s) shall be required to make its (their) respective pro rata portion of such Working Capital Contributions within 20 days following receipt of such Contribution Notice. In case a Notified Member fails to make such pro rata share of a Working Capital Contribution within such 20-day period, the Contributing Member shall be entitled to make such Capital Contribution itself in lieu of such Notified Member and, in case such Working Capital Contributions are finally determined to have been necessary in accordance with Section 23, the Contributing Member shall be entitled to recover such amount from the Notified Member, together with interest on such amount from the end of the 20-day period specified in the relevant Contribution Notice until the actual date of payment at a rate per annum equal to the prime interest rate published in The Wall Street Journal on the date such interest begins accruing. Notwithstanding any of the foregoing in this Section 7.1, [***].
7.2    Other than the Working Capital Contributions as set forth in Section 7.1, the Members may (with the Consent of the Members), but are not required to, make any additional Capital Contribution or otherwise provide any additional funds to the Company. To the extent that the Members make any additional Capital Contribution to the Company (including any amounts made pursuant to Section 7.1), the Members shall revise the books and records of the Company to reflect such Capital Contribution. The provisions of this Agreement, including this Section 7.2, are intended to benefit the Members and, to the fullest extent permitted by Law, shall not be construed as conferring any benefit upon any creditor of the Company (and no other creditor of the Company shall be a third-party beneficiary of this Agreement). The Members shall not have any duty or obligation to any creditor of the Company to make any Capital Contribution to the Company or to issue any call for capital pursuant to this Agreement.
7.3    No Member shall have the right to receive the return of all or any part of any Capital Contribution or capital account, or any other distribution. No Member shall have any right to demand and receive property of the Company in exchange for all or any portion of its Capital Contributions, except as provided in Section 18 upon dissolution and liquidation of the Company. No interest or preferred return shall accrue or be paid on any Capital Contribution or capital account.
8.    Tax Status.
The Company has elected to be classified as a corporation for U.S. federal income tax purposes from the date of its formation and such election has not been revoked, modified or terminated. The Members shall file all tax returns, information statements and similar documents in accordance with such classification of the Company for all U.S. federal, state and local income tax purposes unless otherwise notified by the Company that the Members have revoked such election in accordance with Section 5.4(f).
9.    Distributions.
Distributions shall be made to the Members at the times and in the amounts determined by Consent of the Members; provided that no distribution shall be made in violation of the Delaware Act.
10.    Transfers of Interests.
10.1    No Member shall transfer, sell, assign, exchange, pledge, hypothecate, encumber, grant a security interest in or lien over, gift or otherwise dispose of in any manner, whether voluntary or involuntary, directly or indirectly, any legal, beneficial or other interest in (any of the foregoing actions, a “Transfer,” with correlative meanings given to the terms “Transferring,” “Transferred,” “Transferee” and “Transferor”), any Interest in the Company, except in accordance with the provisions of this Section 10.
10.2    Notwithstanding any other provision in this Section 10, no Member shall be permitted to (a) pledge, hypothecate or encumber (i) any or all Interests in the Company owned by such Member or (ii) any direct or indirect legal or beneficial ownership interest of any form or type in such Member’s Interests or (b) grant any form of security interest in (i) Interests in the Company owned by such Member or (ii) any direct or indirect legal or beneficial ownership interest of any form or type in such Member’s Interests, in each case ((a) or (b)) to secure indebtedness of such Member, one or more of its direct or indirect legal or beneficial owners or any other Person and owing to a bank, financial institution, institutional investor or any other Person.
10.3    Any Transfer permitted by this Section 10 shall be subject to the following:
(a)    No Transfer of any Interest in the Company may be made if such Transfer would cause or result in a breach of any Contract binding upon the Company or of then applicable rules and regulations of any Governmental Authority having jurisdiction over such Transfer.
(b)    In the event of any Transfer, (i) there shall be filed with the Company a duly executed and acknowledged counterpart instrument effecting such Transfer, (ii) the Transferee shall execute a counterpart of or other writing agreeing to be bound by this Agreement, and such additional documents and instruments as shall be reasonably required by the Company. The Company shall not recognize any such Transfer unless and until all such instruments are so executed and filed.
10.4    Any attempt by a Member or one or more of its direct or indirect legal or beneficial owners to Transfer any of its Interests in the Company without compliance with Section 10.2 and Section 10.3 shall be null and void ab initio and the Company shall not give any effect to such attempted Transfer in its books and records, and such purported Transferee shall not be recognized or treated as a Member for any purpose. In the event any Member shall at any time Transfer an Interest in the Company in contravention of any of the provisions of this Agreement, then the Company and each other Member shall, in addition to all rights and remedies at law and equity, be entitled to seek, without any requirement to post a bond or other security, a decree or order restraining and enjoining such transaction, and the offending Member shall not plead in defense thereto that there would be an adequate remedy at law; it being expressly hereby acknowledged and agreed by the Members that damages at law would be an inadequate remedy for a breach or threatened breach or other violation of the provisions concerning such transaction set forth in this Agreement.
10.5    Upon any Transfer of any Interest and subject to the execution by the Transferee of a counterpart of or other writing agreeing to be bound by this Agreement, (a) the Transferee, if not already a Member, shall be for all purposes of this Agreement deemed a Member, and (b) the Transferor Member shall cease to be a Member as to the Transferred Interests for all purposes of this Agreement.
11.    Withdrawal and Resignation.
So long as a Member continues to hold any Interests, such Member shall not have the ability to withdraw or resign as a Member or withdraw such Member’s capital from the Company prior to the dissolution and winding up of the Company, and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. In furtherance of the foregoing, no Member shall be entitled to any distribution under Section 18-604 of the Delaware Act or any other provision of the Delaware Act whether upon the disassociation of such Member from the Company or otherwise. As soon as any Person who is a Member ceases to hold any Interests, such Person shall no longer be a Member.
12.    Admission of Additional Members.
Subject to Section 10, one or more additional Members of the Company may be admitted to the Company with the Consent of the Members.
13.    Limited Liability.
Except as otherwise expressly provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Members nor any Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company.
14.    Books and Records.
The Managers shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Managers. The Members and their respective duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Managers on behalf of the Company, shall not have the right to keep confidential from the Members any information that the Managers would otherwise be permitted to keep confidential from the Members pursuant to Section 18-305(c) of the Delaware Act. The Company’s books of account shall be kept using the method of accounting determined by the Consent of the Members. The Company’s auditor, if any, shall be a public accounting firm selected by the Consent of the Members.
15.    Tax Returns.
The Managers shall cause the income tax and information returns, if any, for the Company to be prepared and timely filed with the appropriate authorities. All such tax returns shall be filed in a manner consistent with the classification of the Company pursuant to this Agreement (including any classification other than as a corporation, if applicable, as a result of an election or revocation made in accordance with Section 5.4(f)). The Company shall provide a copy of each such tax return to each Member before filing.
16.    Indemnification.
16.1    Exculpation.
(a)    For purposes of this Agreement, the term “Covered Persons” means any Manager, the Members, any Affiliate of a Manager or the Members and any officers, directors, shareholders, equity holders, security holders, partners or employees of a Manager or the Members, and the respective Affiliates of any of the foregoing, and any officer, employee or expressly authorized agent of the Company or its Affiliates.
(b)    No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed (whether or not constituting negligence) or omitted by such Covered Person in good faith on behalf of the Company (and in the case of a Member, solely in its capacity as a Member of the Company) and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. The Members, acting solely in their capacities as Members of the Company, shall not be liable to the Company or to any other Covered Person for any loss, damage or claim incurred by reason of any act or omission (whether or not constituting negligence or gross negligence) performed or omitted by the Members in good faith, except that a Member shall be liable for any such loss, damage or claim incurred as a result of any breach by such Member of this Agreement.
(c)    A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within the professional or expert competence of such Person and who or which has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.
16.2    Duties and Liabilities of Covered Persons.
(a)    The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.
(b)    To the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Delaware Act, and notwithstanding any duty otherwise existing at law or in equity, each Member and each Manager and, to the extent applicable, each other Covered Person, shall owe fiduciary duties (including the duty of care and the duty of loyalty) to the Company when acting or otherwise voting on any matter requiring the Consent of the Members pursuant to Section 5.4 or any action or matter that would be in contravention of the provisions of Section 5.3, and in each such case no interests other than the interests of the Company shall be considered by such Member, Manager or Covered Person, as the case may be.
(c)    To the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Delaware Act, other than as provided in Section 16.2(b) or as otherwise expressly provided in this Agreement, no Covered Person shall owe any fiduciary duties (including the duty of care and the duty of loyalty) to the Company or any other Covered Person in the performance of their duties and exercising their rights hereunder or otherwise.
(d)    Except in the cases set forth in Section 16.2(b), whenever in this Agreement a Covered Person is permitted or required to make a decision in its “discretion” or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider, in addition to the Company’s best interests, such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, any other Person.
(e)    The provisions of this Section 16.2 shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable Law.
(f)    All provisions of this Section 16 shall apply to any former Member or Manager of the Company for all actions or omissions taken while such Person was the Member or a Manager, as applicable, of the Company to the same extent as if such Person were still the Member or a Manager, as applicable, of the Company.
16.3    Indemnification.
To the fullest extent permitted by applicable Law, any Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission (whether or not constituting negligence) performed or omitted by such Covered Person in good faith on behalf of the Company (and in the case of any Member, solely in its capacity as a Member of the Company) and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person (other than the Members acting solely in their capacities as Members) shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 16 shall be provided out of, and to the extent of, Company assets only, and no Covered Person shall have any personal liability on account thereof; provided, further, that no such indemnification shall be provided in respect of any act or omission of any Member that would constitute a breach by such Member of this Agreement or any Material Agreement.
16.4    Expenses.
To the fullest extent permitted by applicable Law, reasonable, documented out-of-pocket expenses (including reasonable attorney fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding in which such Covered Person is a party or is otherwise involved in its capacity as a Covered Person shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 16.
17.    Amendment; Waivers.
17.1    No amendment or modification of this Agreement shall be valid or binding unless set forth in writing and duly executed by all Members, and any such amendment or modification shall be binding on all the parties.
17.2    No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
18.    Dissolution.
18.1    Subject to Sections 5.4 and 18.4, the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (a) the Consent of the Members, (b) at any time there are no Members of the Company, unless the Company is continued in accordance with Section 18-801(a)(4) of the Delaware Act, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act, following any action with respect thereto taken by the Members pursuant to and in accordance with the terms of this Agreement.
18.2    In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Delaware Act.
18.3    The Company shall terminate when (a) all of the assets of the Company (after payment of or due provision for all debts, liabilities and obligations of the Company as described in Section 18.2 and in Section 18-804 of the Delaware Act) shall have been distributed to the Members in the manner provided for in this Agreement and the Delaware Act and (b) the Certificate shall have been canceled in the manner required by the Delaware Act.
18.4    Upon the occurrence of any event that causes any Member to cease to be a Member of the Company (other than upon a Transfer by the Member of all of its Interests in the Company and the admission of the Transferee pursuant to Section 10), the remaining Member(s) shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, continue the Company without dissolution.
19.    Waiver of Partition; Nature of Interest.
Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by Law, each of the Members hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable Law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Members shall not have any interest in any specific assets of the Company, and the Members shall not have the status of a creditor with respect to any distribution pursuant to Section 9. The Interest of any Member in the Company is personal property.
20.    Certain Defined Terms.
In addition to the terms defined elsewhere in this Agreement, for purposes of this Agreement, the following terms shall have the corresponding meanings set forth below:
“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such first Person; provided that, for purposes of this Agreement, the Company shall not be deemed to be an Affiliate of any Member.
“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York City or London are permitted or required by applicable Law to remain closed.
“Contracts” means any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, development agreement, distribution agreement or other legally binding contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, franchise or license, whether oral or written.
“Control” including its various tenses and derivatives (such as “Controlled” and “Controlling”) means (a) when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by Contract or otherwise, (b) when used with respect to any security, the possession, directly or indirectly, of the power to vote, or to direct the voting of, such security or the power to dispose of, or to direct the disposition of, such security and (c) when used with respect to any Intellectual Property Rights, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign or grant a license, sublicense or other right to or under such Intellectual Property Rights.
“Copyrights” means all copyrights, mask works, and other rights in any works of authorship of any type, in all forms, media or medium, now known or hereinafter developed, and whether or not completed, published, or used, including all drafts, plans, sketches, artwork, layouts, copy, designs, photographs, illustrations, collections, serials, printed or graphic matter, slides, compilations, serials, promotions, audio or visual recordings, transcriptions, Software, and all derivative works, translations, adaptations, or combinations of any of the foregoing, all registrations and applications therefor and all extensions, restorations, and renewals of any of the foregoing, all worldwide rights and priorities afforded under any Law with respect to any of the foregoing, and all termination rights, moral rights, rights of publicity, author rights and all other rights associated therewith.
“Governmental Authority” means any federal, state, local, supranational or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority.
“GSK Territory” means worldwide, excluding the United States and its states, territories and possessions”
“Intellectual Property Rights” means any and all intellectual property rights and proprietary rights of any kind or nature, whether protected, created or arising under any Law, anywhere in the world, including all: (a) Copyrights and copyrightable subject matter, (b) Trademarks, (c) Patents, (d) domain names, (e) social media names, handles, tags, and other identifiers and accounts, (f) registered designs, (g) compilations of data and aggregated data contained in any databases (in each case excluding personally identifiable information), (h) Trade Secrets, discoveries, concepts, ideas, know-how, inventions (whether or not patentable and whether or not reduced to practice), invention disclosures, improvements, proprietary information, confidential information, technology, processes, processing methods, manufacturing techniques, logics, algorithms, designs (whether or not registerable), design rights (including unregistered design rights), specifications, schematics, work-flow diagrams, work product, and technical data and all other proprietary information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans, in any form whether or not specifically listed herein, and all rights to limit the use or disclosure of any of the foregoing, and all documentation relating to any of the foregoing, (i) Software and application programming interfaces, (j) corresponding recordings, licenses or similar agreements relating to any of the foregoing, (k) applications for any intellectual property rights and proprietary rights and the rights to file such applications, establish and claim a right to priority under applicable Law, and to prosecute, obtain grant of, maintain, defend and exploit all such intellectual property rights and proprietary rights, (l) rights to bring an action for any past, present or future infringement, dilution, misappropriation or other impairment or violation of rights and to seek and receive damages, proceeds or any other legal or equitable protections and remedies with respect to any of the foregoing, (m) similar or equivalent rights to or embodied in any of the foregoing anywhere in the world, and (n) exclusive and other rights subsisting in any of the foregoing.
“Law” means any federal, state, local, supranational or foreign constitution, convention, treaty, law, statute, ordinance, rule, regulation, interpretation, guidance document, directive, policy, order, writ, award, decree, injunction, judgment, stay or restraining order of any Governmental Authority, and any other ruling or decision of, agreement with or by, or any other requirement of, any Governmental Authority.
“Patents” means all United States and foreign issued patents and applications therefor, including (a) all applications made pursuant to the Patent Cooperation Treaty (PCTs), the European Patent Convention (EPs) or any other multi-national agreement (including the country and/or regional designations therein), (b) provisionals, non-provisionals, converted provisionals, requests for continued examination, continuations, divisionals, continuations-in-part, substitutions, and additions, (c) all patents and patent certificates resulting from reexaminations and reissues, oppositions, inter partes review, post-grant review, transitional program for covered business method patent review, derivation proceedings, or other proceedings established by the America Invents Act or any similar foreign proceeding, (d) all rights in respect of utility models, petty patents, innovation patents, design patents (also known as registered designs) and certificates of invention, and (e) all worldwide rights and priorities afforded under any Law with respect to any of the foregoing, and all extensions (including Supplementary Protection Certificates), restorations, and renewals of any of the foregoing.
“Permit” means any approval, authorization, certificate, filing, franchise, license, notice, clearance or permit of or with any Governmental Authority.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or any Governmental Authority.
“Software” means all computer software, programs and code, including Internet web sites, web content and links, source code (including all programmer comments), object code, pseudocode, algorithms, development tools, operating systems and specifications, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms and data forms (excluding personally identifiable information), and all versions, updates, corrections, derivations enhancements and modifications thereof, and all related documentation, developer notes, flowcharts, comments, annotations files, records and data on all media on which any of the foregoing is recorded.
“Third Party” means any Person other than: (a) any Member, (b) the Company or (c) any Affiliates of any of the foregoing.
“Trade Secrets” means all trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), know-how, and similar proprietary rights in confidential information of any kind, inventions (whether patentable or not and whether or not reduced to practice), discoveries, analytic models, improvements, compounds, processes, techniques, chemical and biological materials, devices, methods, patterns, formulations, specifications and any other technical information and data.
“Trademarks” means all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, designs, product configuration rights, certification marks, collective marks, collective membership marks, corporate names, and all words, names, symbols, colors, shapes, designations or devices, and all combination thereof, that function as an identifier of source, origin, quality or membership, whether or not registered, all registrations and applications therefor and all renewals of any of the foregoing, and all worldwide rights and priorities afforded under any Law with respect to any of the foregoing, including all statutory and common law rights therein and thereto, together with all goodwill associated with the use of, or symbolized by, any of the foregoing.
21.    Interpretation.
When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement, or in any Exhibit or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, or such Exhibit or Schedule. Unless the context otherwise requires, references to a “party” or to “parties” shall be references to a party or the parties hereto. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or,” when used in this Agreement, has the inclusive meaning represented by the phrase “and/or.” The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to the “date hereof” refer to the date of this Agreement. “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any Exhibit or Schedule to this Agreement, and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract or statute defined or referred to herein or in any Contract that is referred to herein means (a) in the case of any statute, such statute and any comparable statute that from time to time replaces such statute by succession and (b) in the case of any Contract, such Contract and all amendments, modifications and attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.
22.    Governing Law.
This Agreement and any dispute, controversy or claim arising hereunder on in connection herewith shall be governed by and construed in accordance with the internal Laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles that would otherwise require the applicable of the Laws of a jurisdiction other than the State of New York; provided that the Laws of the State of Delaware shall apply hereto with respect to matters governed by the Delaware Act or the internal affairs doctrine, or otherwise subject to the provisions of the Delaware Act, without regard to the conflicts of law principles that would otherwise require the applicable of the Laws of a jurisdiction other than the State of Delaware.
23.    Jurisdiction.
23.1    Each party irrevocably submits to the exclusive jurisdiction of (a) the state courts of New York located in New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the state courts of New York located in New York County. Each party further agrees that service of any process, summons, notice or document by the U.S. registered mail to such party’s respective address set forth pursuant to Section 24 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 23. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the state courts of New York located in New York County, and (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
23.2    EACH PARTY WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY. Each party (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party has been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 23.2.
23.3    Except for any express right to indemnity providing otherwise under any Material Agreement or in this Agreement, each party waives (a) with the exception of relief mandated by statute, any claim to punitive, exemplary, or multiplied damages and (b) any claim for attorney fees, costs and prejudgment interest.
23.4    The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state courts of New York located in New York County, and the United States District Court for the Southern District of New York, this being in addition to any other remedy to which they are entitled at law or in equity and as further set forth in this Section 23.
24.    Notices.
All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon receipt, if delivered personally, (b) three Business Days after deposit in the mail, if sent by registered or certified mail, (c) on the next Business Day after deposit with an overnight courier, if sent by overnight courier, (d) upon transmission, if sent by facsimile or email transmission prior to 6:00 p.m., local time, in the place of receipt and receipt is confirmed or (e) on the next Business Day following transmission, if sent by facsimile or email transmission after 6:00 p.m., local time, in the place of receipt and receipt is confirmed; provided that the notice or other communication is sent to the address, facsimile number or email address set forth beneath the name of such Member in Schedule A (or to such other address, facsimile number or email address as such Member shall have specified in a written notice to the other Members and the Company, as a result of which Schedule A shall be automatically amended) and, in the case of the Company, to the address, facsimile number or email address determined in accordance with Section 2.
25.    Entire Agreement.
This Agreement and the documents and agreements contemplated in this Agreement constitute the entire agreement with the Members with regard to the subject matter hereof and thereof.
26.    Benefits.
Except as expressly provided herein, this Agreement is entered into for the sole and exclusive benefit of the Members and will not be interpreted in such a manner as to give rise to or create any rights or benefits of or for any Person not a party hereto.
27.    Severability.
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
28.    Counterparts.
This Agreement may be executed in one or more counterparts (including by facsimile or electronic transmission in .pdf, .tiff or any similar format), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Limited Liability Company Agreement as of the day and year first written above.

MEMBERS:

NEUROMETRIX, INC.
By: /s/ Shai Gozani
    Name: Shai Gozani
    Title: President and CEO

NOVARTIS CONSUMER HEALTH S.A.
By:/s/ M. P. van Ernst
    Name: M. P. van Ernst
    Title: Legal Director

By:/s/ Marianne Lysses
    Name: Marianne Lysses
    Title: Senior Legal Counsel

Title:

SCHEDULE A
MEMBERS

Member Name	Mailing Address	Percentage of Working Capital Contributions	Membership Interest
NeuroMetrix	NeuroMetrix, Inc. 1000 Winter St. Waltham MA 02451 Attention: Shai N. Gozani Fax: 781-663-3820 Email: Shai_Gozani@neurometrix.com with a copy (which shall not constitute notice) to: Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC One Financial Center Boston, MA 02111 Attention: John A. Dellapa Fax: (617) 542-2241 Email: jadellapa@mintz.com	50%	50%
GSK
Novartis Consumer Healthcare S.A.
Route de L’Etraz,
1260 Nyon
Switzerland
Attn: Mark P. Van Emst, Esq., Assistant General Counsel
Email: mark.p.van-emst@gsk.com

and

GlaxoSmithKline
980 Great West Road
Brentford, Middlesex TW8 9GS
United Kingdom
Attn: Senior Vice President, Consumer Healthcare Business Development
Email: Chris.Harley-Martin@gsk.com

with copies (which shall not constitute notice) to:

GlaxoSmithKline
980 Great West Road
Brentford, Middlesex TW8 9GS
United Kingdom
Attn: Corporate Secretariat
Email: paul.y.williamson@gsk.com

and

GlaxoSmithKline LLC
709 Swedeland Road
King of Prussia, PA 19406
United States of America
Attn: Vice President and Associate General Counsel, Legal Corporate Functions-Business Development Transactions
Email: lisa.a.demarco@gsk.com

with a copy (which shall not constitute notice) to:

Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
Attention: Jack S. Bodner
Fax: (646) 441-9079
Email: jbodner@cov.com
		50%[***]	50%

SCHEDULE B
CONTRIBUTED ASSETS

“Contributed Assets” means all Intellectual Property Rights Controlled by NeuroMetrix or any of its Affiliates as of immediately prior to the consummation of the contribution effected pursuant to the Contribution Agreement (other than the GSK Patent Rights and the Excluded Intellectual Property) to the extent such Intellectual Property Rights claim, cover, or otherwise relate to the GSK Field or to the Product or the Exploitation of the Product, including (a) the Design and Regulatory Documentation and (b) as contemplated under the Development Agreement.

For purposes of this Schedule B, the following terms shall have the corresponding meanings set forth below:
“Business”
means that portion of the business of NeuroMetrix, directly or indirectly, consisting of the Exploitation of the Product, as conducted as of immediately prior to the closing of the transactions contemplated in the Purchase Agreement.

“Design and Regulatory Documentation”
means all (a) designs, schematics, specifications and quality, testing and release procedures; (b) Software in source code format (other than with respect to third-party libraries associated with the microprocessor used in the Product and for which the source code is not available to NeuroMetrix, but including such libraries); (c) applications (including all applications for Device Regulatory Approvals), registrations and licenses (including Regulatory Authorizations); (d) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; (e) clinical and other data contained or relied upon in any of the foregoing; and (f) all technical files maintained by NeuroMetrix for purposes of demonstrating compliance with the EU Medical Devices Directive; in each case of clauses (a) through (f) relating to the Product.

“Device Regulatory Approval”
means, with respect to a country, any and all approvals, licenses, clearances, CE marking certifications, registrations or authorizations of any Regulatory Authority necessary or useful to commercially distribute, sell or market a Product in such country, including, where applicable, (a) pricing or reimbursement approval in such country, (b) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorizations related thereto), (c) Labeling approval and (d) technical, medical and scientific licenses.

“Distribute”
means any and all activities related to the distribution, exploitation, marketing, promoting, offering for sale and selling of the Product, including advertising, detailing, educating, planning, promoting, reporting, storing, handling, shipping and communicating with Governmental Authorities and Third Parties in connection therewith. “Distribution” means the act of Distributing a product or device.

“EU Medical Devices Directive”	means Council Directive 93/42/EEC of 14 June 1993 concerning medical devices, as amended or supplemented from time to time.
“Excluded Intellectual Property”
means (a) the Intellectual Property Rights of NeuroMetrix that do not relate to the Product, the Exploitation of the Product, or the Business, including the Intellectual Property Rights set forth on Annex 1 to this Schedule B, (b) raw data Controlled by NeuroMetrix, as existing as of immediately prior to the consummation of the contribution effected pursuant to the Contribution Agreement, relating to customers based outside the GSK Territory and included in the cloud application named by NeuroMetrix as the “Quell Health Cloud” and (c) lists of customers outside the GSK Territory and Controlled by NeuroMetrix, as existing as of immediately prior to the consummation of the contribution effected pursuant to the Contribution Agreement.

“Excluded Territory Patents”	means any Patents filed or issued outside the GSK Territory.
“Exploit”
means to make, have made, import, use, sell, offer for sale, and otherwise dispose of, including to research, develop, register, modify, enhance, improve, manufacture, have manufactured, store, formulate, optimize, export, transport, Distribute, commercialize, promote, market, have sold and otherwise dispose of. “Exploitation” means the act of Exploiting a product or device.

“FDA”	means the U.S. Food and Drug Administration.
“FDCA”	means the Federal Food, Drug, and Cosmetic Act, as amended.
“GSK Assets”
means (a) all GSK Patent Rights, (b) a copy of each and all Design and Regulatory Documentation existing as of immediately prior to the consummation of the contribution to be effected pursuant to the Contribution Agreement, and (c) all claims, counterclaims, credits, causes of action, choses in action, rights of recovery, and rights of indemnification or setoff against third parties and other claims arising out of or relating to any of the foregoing.

“GSK Field”	means transcutaneous electric nerve stimulation for treatment of pain.
“GSK Patent Rights”
means (a) all Patents filed or issued in or for the GSK Territory and in the GSK Field (but, subject to (b) and (c), excluding any right, title and interest in counterparts outside the GSK Territory or outside the GSK Field), including PCT applications insofar as all designations in the Territory, and including the Patents set forth on Annex 2 to this Schedule B, (b) with respect to Excluded Territory Patents, all rights of priority for the GSK Field arising from Excluded Territory Patents for use in or for the GSK Territory, including all rights to claim such priority rights to such Excluded Territory Patents in any patent application filed in or for the GSK Territory (including PCT applications), and (c) all existing or future Patents filed or issued in or for the GSK Territory and in the GSK Field (including PCT applications) that claim priority to any Excluded Territory Patent.

“Labeling”
shall be as defined in Section 201(m) of FDCA (21 U.S.C. § 321(m)) and other comparable foreign Law relating to the subject matter thereof, including any Product’s label, packaging and instructions for use accompanying such Product, and any other written, printed, or graphic materials accompanying such Product, including patient instructions or patient indication guides.

“Notified Body”
means an entity licensed, authorized or approved by the applicable Governmental Authority to assess and certify the conformity of a medical device with the requirements of the EU Medical Devices Directive and applicable harmonized standards.

“Product”
means each and all of the following: (a) the device marketed by NeuroMetrix as of the date of the Purchase Agreement under the Quell name, (b) the next-generation version thereof as contemplated under the Development Agreement, (c) any data analytics or cloud application (including any mobile application), tool or Software relating to any of the foregoing, and related services, and (d) any modifications, successors, derivatives, fragments or variants of any of the foregoing as described in clauses (a) through (c).

“Regulatory Authority”
means any applicable supranational, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities or any Notified Body regulating or otherwise exercising authority with respect to the Exploitation of the Product, including the FDA in the United States and the competent authorities of the European Union Member States.

“Regulatory Authorizations”
means (a) all licenses, Permits, certificates, clearances, Device Regulatory Approvals, exemptions, approvals, consents and other authorizations that NeuroMetrix owns, holds or possesses, including those prepared for submission to or issued by any Regulatory Authority or research ethics committee (including pre-market notification clearances, pre-market approvals, investigational device exemptions, non-clinical and clinical study authorizations, product re-certifications, manufacturing approvals and authorizations, CE marking certifications, pricing and reimbursement approvals, Labeling approvals, registration notifications or their foreign equivalent), that are required for or relate to the Exploitation of any Product or the GSK Assets; and (b) all applications, supporting files, writings, data, studies and reports, and all correspondence to, with, or from the FDA or any other Regulatory Authority or research ethics committee, relating to any license, Permit, certificate, clearance, Device Regulatory Approval, exemption, approval, consent or other authorization described in clause (a).

ANNEX 1
EXCLUDED INTELLECTUAL PROPERTY

[***], 2 pages

ANNEX 2
GSK PATENT RIGHTS

[***], 2 pages

75471493v.1

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.